Exhibit 99

BANK 34

500 E. 10th STREET

ALAMOGORDO, NM 88310

Contact: Jan R. Thiry

EVP/Chief Financial Officer

623.777.0570

j.thiry@bank34.com

FOR IMMEDIATE RELEASE – April 11, 2018

BANCORP 34, INC.

ANNOUNCES DECLARATION OF SPECIAL DIVIDEND

Alamogordo, NM – April 11, 2018 – Bancorp 34, Inc. (“Bancorp 34”) (NASDAQ: BCTF), the holding company for Bank 34, announced that its Board of Directors has declared a special cash dividend of $1.25 per share. The special dividend will be paid on May 9, 2018 to stockholders of record as of April 25, 2018. This is Bancorp 34’s first dividend since completing its mutual-to-stock conversion and related stock offering in October 2016.

Jill Gutierrez, Chief Executive Officer of Bancorp 34, noted "This dividend reflects our current operating results, strong financial condition and our commitment to delivering stockholder value following the completion of our second-step conversion.  The payment of a special dividend also reflects our continued efforts to actively manage our capital while maintaining ample capacity for organic growth and ongoing operations.”

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Bancorp 34’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition and the other risks described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Bancorp 34’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under federal securities laws.